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                                                                     Exhibit 10

                               PROMISSORY NOTE

$60,000,000
                                                            Englewood, Colorado
                                                                 March 16, 2000

                  FOR VALUE RECEIVED, the undersigned, TCI Satellite Entertainment, Inc. ("Maker"), promises to pay to the order of Liberty Media Corporation ("Payee"), at 9197 South Peoria Street, Englewood, Colorado 80112, or at such other place as Payee may from time to time designate by written notice to Maker, in lawful money of the United States of America, the sum of SIXTY MILLION DOLLARS (US $60,000,000) plus interest from the date of this Note on the unpaid balance. All principal and interest is to be paid without setoff or counterclaim as set forth below. Maker further agrees as follows:

         Section 1. INTEREST RATE.

                  (a) Until an Event of Default (as hereinafter defined) has occurred or maturity (whether by acceleration or otherwise), this Note will bear interest at LIBOR plus 200 basis points (the "Interest Rate"). The initial Interest Rate shall be 8.19125%. On the first day of every September and March of each year, the Interest Rate shall be reset as of such date (each an "Interest Reset Date"), and the reset Interest Rate shall remain in effect through the following six months until the next Interest Reset Date. The Interest Rate applicable to any day that is an Interest Reset Date shall be the applicable rate as set on such date. "LIBOR" for each Interest Reset Date will be determined by the Payee as the arithmetic mean of the offered rates or single rate for deposits in U.S. Dollars having a maturity of three month(s), commencing on such Interest Reset Date, that appear on the British Bankers Association (BBAM) page of the Bloomberg Financial Markets Service (or such other page as may replace such page) as of 11:00 A.M., New York time, on that Interest Reset Date.

                  (b) Interest shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

                  (c) After an Event of Default has occurred or maturity (whether by acceleration or otherwise, and before as well as after judgment), all unpaid principal and accrued interest shall bear interest until it is paid at two percent (2%) in excess of the Interest Rate otherwise applicable to the unpaid balance under this Note.

                  (d) All agreements between Maker and Payee are expressly limited so that in no contingency or event whatsoever shall the interest paid or agreed to be paid to Payee for the use, forbearance, or detention of the indebtedness evidenced by this Note exceed the maximum rate permissible under applicable law (the "Maximum Rate"). If under any circumstance Payee should ever receive an amount which would represent interest in excess of the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal amount owing under this Note and not to the payment of interest.

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         Section 2.  PAYMENTS.

                  (a) Principal and interest shall be due and payable as follows:

                           (i) Accrued interest shall be paid semi-annually on the first day of every March and September of each year commencing on September 1, 2000.

On or before March 16, 2003, all outstanding amounts owing under this Note, including unpaid interest and principal, shall be paid. All payments shall be applied first to accrued interest and then to principal.

                  (b) Maker shall have the right to prepay this Note in full or in part and without premium or penalty three (3) business days after giving notice to Payee of Maker's intention to prepay this Note. All such prepayments shall be applied first to accrued interest and then to principal.

         Section 3. DEFAULT. It shall be an event of default ("Event of Default"), and the entire unpaid principal of this Note, together with accrued interest, shall become immediately due and payable, at the election of Payee, upon the occurrence of any of the following events:

         (i) any failure on the part of Maker to make any payment when due, whether by acceleration or otherwise;

         (ii) any failure on the part of Maker to keep or perform any of the terms or provisions (other than payment) of this Note, which failure is not cured within ten (10) days;

         (iii) Maker commences (or takes any action for the purpose of commencing) any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute;

         (iv) a proceeding shall be commenced against Maker under any bankruptcy, reorganization, arrangement, readjustment of debt, moratorium or similar law or statute, and relief is ordered against it, or the proceeding is controverted but is not dismissed within sixty (60) days after commencement thereof; or

         (v) Maker consents to or suffers the appointment of a receiver, trustee, or custodian to any substantial part of its assets that is not vacated within thirty (30) days.


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         Section 5.  WAIVERS.

                  (a) Maker waives demand, presentment, protest, notice of protest, notice of dishonor, and all other notices or demands of any kind or nature with respect to this Note.

                  (b) Maker agrees that a waiver of rights under this Note shall not be deemed to be made by Payee unless such waiver shall be in writing, duly signed by Payee, and each such waiver, if any, shall apply only with respect to the specific instance involved and shall in no way impair the rights of Payee or the obligations of Maker in any other respect at any other time.

                  (c) Maker agrees that in the event Payee demands or accepts partial payment of this Note, such demand or acceptance shall not be deemed to constitute a waiver of any right to demand the entire unpaid balance of this Note at any time in accordance with the terms of this Note.

         Section 6. COLLECTION COSTS. Maker will upon demand pay to Payee the amount of any and all reasonable costs and expenses including, without limitation, the reasonable fees and disbursements of its counsel (whether or not suit is instituted) and of any experts and agents, which Payee may incur in connection with the enforcement of this Note.

         Section 7. ASSIGNMENT OF NOTE. The Maker will not be permitted to assign or transfer this Note or any of its obligations under this Note in any manner whatsoever except with the prior written consent of the payee.

         Section 8. MISCELLANEOUS.

                  (a) This Note may be modified only by prior written agreement signed by the party against whom enforcement of any waiver, change, or discharge is sought. This Note may not be modified by an oral agreement, even if supported by new consideration.

                  (b) This Note shall be governed by, and construed in accordance with, the laws of the State of Colorado, without giving effect to such state's principles of conflict of laws.

                  (c) Subject to Section 7, the covenants, terms, and conditions contained in this Note apply to and bind the successors and assigns of the parties.

                  (d) This Note constitutes a final written expression of all the terms of the agreement between the parties regarding the subject matter hereof, is a complete and exclusive statement of those terms, and supersedes all prior and contemporaneous agreements, understandings, and representations between the parties. If any provision or any word, term, clause, or other part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note shall not be affected and shall remain in full force and effect.


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                  (e)      All notices, consents, or other communications
provided for in this Note or otherwise required by law shall be in writing and may be given to or made upon the respective parties at the following mailing addresses:

                  Payee:            Liberty Media Corporation
                                    9197 South Peoria Street
                                    Englewood, Colorado 80112
                                    Attention: General Counsel

                  Maker:            TCI Satellite Entertainment, Inc.
                                    7600 East Orchard Road
                                    Suite 330 South
                                    Englewood, Colorado 80111
                                    Attention: General Counsel

Such addresses may be changed by notice given as provided in this subsection. Notices shall be effective upon the date of receipt; provided, however, that a notice (other than a notice of a changed address) sent by certified or registered U.S. mail, with postage prepaid, shall be presumed received no later than three (3) business days following the date of sending.

                  (f)      Time is of the essence under this Note.

         IN WITNESS WHEREOF, Maker has executed this Note effective as of the date first set forth above.

                                              TCI SATELLITE ENTERTAINMENT, INC.


                                              By:
                                                 -------------------------------
                                              Name:
                                                   -----------------------------
                                              Its:
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